Exhibit 99.1
Two North Riverside Plaza, Suite 2000, Chicago, Illinois 60606

Equity Commonwealth Transfers Remaining Assets and Liabilities
to EQC Liquidating Trust and Dissolves

CHICAGO – June 16, 2025 – Equity Commonwealth (the “Company”) announced today that, in accordance with the Plan of Sale and Dissolution (the “Plan of Sale”) approved by its shareholders on November 12, 2024, the Company transferred its remaining assets and liabilities to EQC Liquidating Trust, a newly-created Maryland common law trust, for the benefit of the common shareholders of the Company, effective June 13, 2025 (the “Effective Date”). In conjunction with the transfer, EQC Liquidating Trust distributed all of its units of beneficial interests to the common shareholders of the Company, with each common shareholder receiving one unit in EQC Liquidating Trust (the “Units”) for each common share held. As a result, all outstanding common shares of the Company have been cancelled, and the Company has deregistered with the Securities and Exchange Commission (the “SEC”) and dissolved.

The purpose of EQC Liquidating Trust is to wind up the affairs of the Company, liquidate the Company’s remaining assets, pay any liabilities, costs and expenses assumed or incurred by EQC Liquidating Trust, and distribute any net proceeds to the holders of the Units. Distributions from EQC Liquidating Trust, if any, are expected to be nominal.

Under the Liquidating Trust Agreement, Units are not transferable or assignable, except by will, intestate succession or operation of law. The Units are not certificated and are not listed on any exchange or quoted on any quotation system or otherwise tradeable in any public or private transactions. The restrictions on transfer will not prohibit the transfer of Units held by nominees or brokers to the beneficial holders of such Units.

The five trustees of EQC Liquidating Trust are the Company’s four named executive officers and the Lead Independent Trustee of the Company’s Board of Trustees. They are vested with the authority to oversee EQC Liquidating Trust. Equity Commonwealth Management LLC, a wholly-owned subsidiary of EQC Liquidating Trust, will manage the day-to-day affairs of EQC Liquidating Trust under the supervision of the trustees of EQC Liquidating Trust.

The U.S. federal income tax consequences of the transfer of the Company's assets and liabilities to EQC Liquidating Trust and the distribution of the Units to the Company’s shareholders are summarized in the definitive proxy statement filed by the Company with the SEC on October 2, 2024. Additional tax information for the deemed distribution will be made available on the Company’s website via Form 8937 at a later date.

About Equity Commonwealth and EQC Liquidating Trust
Equity Commonwealth was a Chicago based, internally managed and self-advised Maryland real estate investment trust (REIT), which formerly traded on the New York Stock Exchange under the ticker symbol EQC.

EQC Liquidating Trust is a Maryland common law trust. Effective June 13, 2025, Equity Commonwealth transferred its remaining assets and liabilities to EQC Liquidating Trust for the benefit of Equity Commonwealth’s common shareholders in accordance with and as anticipated by the Plan of Sale. The purpose of EQC Liquidating Trust is to liquidate assets, pay any liabilities, costs and expenses, and distribute any net proceeds to the holders of EQC Liquidating Trust Units. Equity Commonwealth

Management LLC is a wholly-owned subsidiary of and will manage the day-to-day affairs of EQC Liquidating Trust.

Regulation FD Disclosures
The Company uses any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. The Company routinely posts important information on its website at www.eqcre.com, including information that may be deemed to be material. The Company encourages investors and others interested in the Company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
This press release may contain forward-looking statements and information within the meaning of the federal securities laws. These statements, including statements relating to the expected tax treatment of distributions, are based on current expectations, estimates, projections and assumptions made by management. While the Company’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the SEC and available on our website, www.eqcre.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Investor Contact
EQC Liquidating Trust
(312) 646-2801
ir@eqcre.com